                                                                     Exhibit 2





                            AGREEMENT AND PLAN OF MERGER


              This Agreement is made and entered into as of this 19th day of April, 1996 pursuant to Section 33-371 of the Connecticut General Statutes and Section 252 of the Delaware General
         Corporation Law, by and between SS&C Technologies, Inc., a Delaware corporation ("SS&C (Delaware)"), and Securities Software & Consulting, Inc., a Connecticut corporation ("SS&C
         (Connecticut)").

                                     WITNESSETH:

              WHEREAS, SS&C (Delaware) and SS&C (Connecticut) (individually sometimes called a "Constituent Corporation" and together called the "Constituent Corporations") desire that SS&C (Connecticut) merge into SS&C (Delaware), a wholly owned subsidiary of SS&C (Connecticut) (such transaction hereinafter referred to as the "Merger");

              WHEREAS, SS&C (Connecticut) was incorporated in Connecticut on March 26, 1986, and has an authorized capital stock of 1,167,340 shares of Common Stock, par value $.20 per share (the "SS&C (Connecticut) Common Stock"), of which 576,757 shares were issued and outstanding as of April 19, 1996, and 332,660 shares of Preferred Stock, par value $.20 per share, of which 24,750 shares are designated as Series A Convertible Preferred Stock of SS&C (Connecticut) (the "SS&C (Connecticut) Series A Preferred Stock"), all of which are issued and outstanding, 152,778 shares are designated as Series B Convertible Preferred Stock of SS&C (Connecticut) (the "SS&C (Connecticut) Series B Preferred Stock"), all of which are issued and outstanding and 155,132 shares are designated as Series C Convertible Preferred Stock of SS&C (Connecticut) (the "SS&C (Connecticut) Series C Preferred Stock"), all of which are issued and outstanding;

              WHEREAS, the Certificate of Incorporation of SS&C (Delaware) was filed in the office of the Secretary of the State of Delaware on March 29, 1996, and has authorized capital stock of 25,000,000 shares of Common Stock, $.01 par value per share ("SS&C (Delaware) Common Stock"), 100 of which are issued and outstanding and held by SS&C (Connecticut), and 332,660 shares of Preferred Stock, par value $.20 per share, of which 24,750 shares are designated as Series A Convertible Preferred Stock of SS&C (Delaware) (the "SS&C (Delaware) Series A Preferred Stock"), none of which are issued and outstanding, 152,778 shares are designated as Series B Convertible Preferred Stock of SS&C (Delaware) (the "SS&C (Delaware) Series B Preferred Stock"), none of which are issued and outstanding and 155,132 shares are designated as Series

         C Convertible Preferred Stock of SS&C (Delaware) (the "SS&C (Delaware) Series C Preferred Stock"), none of which are issued and outstanding;

              WHEREAS, the registered office of SS&C (Delaware) in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware and the name and address of its registered agent is The Corporation Trust Company; and the registered principal office of SS&C (Connecticut) in the State of Connecticut is located at Corporate Place, 705 Bloomfield Avenue, Bloomfield, Connecticut; and

              WHEREAS, the respective Boards of Directors of the Constituent Corporations desire that the Merger provided for herein be a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended;

              NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, the Constituent Corporations do hereby prescribe the terms and conditions of said Merger and mode of carrying the same into effect as follows:

              FIRST: SS&C (Delaware) shall merge into itself SS&C (Connecticut), and SS&C (Connecticut) shall merge into SS&C (Delaware), which shall be the surviving corporation in the Merger (the "Surviving Corporation").

              SECOND: The Certificate of Incorporation of SS&C (Delaware) as in effect on the date of the Merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

              THIRD: The manner of converting the outstanding shares of the capital stock of each of the Constituent Corporations into the shares or other securities of the Surviving Corporation shall be as follows:

                   (a) Each share of SS&C (Delaware) Common Stock that is issued and outstanding immediately prior to the date on which the Merger shall become effective shall, by virtue of the Merger and without further action, cease to exist and all certificates representing such shares shall be cancelled.

                   (b) Each share of SS&C (Connecticut) Common Stock that is issued and outstanding (other than shares of SS&C (Connecticut) Common Stock, if any, held in the treasury of SS&C (Connecticut) and Dissenting Shares (as defined below)) on the date on which the Merger shall become effective shall, by virtue of the Merger and without further action, cease to exist and shall be converted into ten shares of SS&C (Delaware) Common Stock. There shall not be any issued and outstanding shares of SS&C (Connecticut) Common Stock that will not be so converted or exchanged. No fractional shares of SS&C (Delaware) Common Stock shall be issued pursuant to such conversion; any fractional shares that would otherwise have been issued to a stockholder of SS&C (Connecticut) shall instead be rounded down to the nearest whole number.

                   (c) Each share of SS&C (Connecticut) Series A Preferred Stock that is issued and outstanding (other than shares of SS&C (Connecticut) Series A Preferred Stock, if any, held in the treasury of SS&C (Connecticut) and Dissenting Shares) on the date on which the Merger shall become effective shall, by virtue of the Merger and without further action, cease to exist and shall be converted into one share of SS&C (Delaware) Series A Preferred Stock. There shall not be any issued and outstanding shares of SS&C (Connecticut) Series A Preferred Stock that will not be so converted or exchanged. No fractional shares of SS&C (Delaware) Series A Preferred Stock shall be issued pursuant to such conversion; any fractional shares that would otherwise have been issued to a stockholder of SS&C (Connecticut) shall instead be rounded down to the nearest whole number.

                   (d) Each share of SS&C (Connecticut) Series B Preferred Stock that is issued and outstanding (other than shares of SS&C (Connecticut) Series B Preferred Stock, if any, held in the treasury of SS&C (Connecticut) and Dissenting Shares) on the date on which the Merger shall become effective shall, by virtue of the Merger and without further action, cease to exist and shall be converted into one share of SS&C (Delaware) Series B Preferred Stock. There shall not be any issued and outstanding shares of SS&C (Connecticut) Series B Preferred Stock that will not be so converted or exchanged. No fractional shares of SS&C (Delaware) Series B Preferred Stock shall be issued pursuant to such conversion; any fractional shares that would otherwise have been issued to a stockholder of SS&C (Connecticut) shall instead be rounded down to the nearest whole number.

                   (e) Each share of SS&C (Connecticut) Series C Preferred Stock that is issued and outstanding (other than shares of SS&C (Connecticut) Series C Preferred Stock, if any, held in the treasury of SS&C (Connecticut) and Dissenting Shares) on the date on which the Merger shall become effective shall, by virtue of the Merger and without further action, cease to exist and shall be converted into one share of SS&C (Delaware) Series C Preferred Stock. There shall not be any issued and outstanding shares of SS&C (Connecticut) Series C Preferred Stock that will not be so converted or exchanged. No fractional shares of SS&C (Delaware) Series C Preferred Stock shall be issued pursuant to such conversion; any fractional shares that would otherwise have been issued to a stockholder of SS&C (Connecticut) shall instead be rounded down to the nearest whole number.

                   (f) Each share of SS&C (Connecticut) Common Stock, SS&C (Connecticut) Series A Preferred Stock, SS&C (Connecticut)
         Series B Preferred Stock or SS&C (Connecticut) Series C Preferred Stock, if any, that shall then be held in the treasury of SS&C (Connecticut) on the effective date of the Merger shall by virtue of the Merger and without further action, cease to exist and all certificates representing such shares shall be cancelled.

                   (g) Each holder of an option to purchase SS&C (Connecticut) Common Stock granted pursuant to the SS&C (Connecticut) 1993 Stock Option Plan and/or 1994 Stock Option Plan, each as amended to date, which shall be outstanding immediately prior to the Merger (the "Options") shall be entitled upon exercise, in accordance with the terms of such Options, to purchase after the effective date of the Merger that number of shares of SS&C (Delaware) Common Stock as is equal to ten times the number of shares of SS&C (Connecticut) Common Stock that such holder is entitled to purchase as provided in such Option, at a price per share equal to one-tenth of the price per share provided in such Option. Each such Option shall otherwise remain subject to the same terms and conditions after the effective date of the Merger (including, without limitation, the date and extent of exercisability) as were applicable to such Option immediately prior to the effective date of the Merger.

                   (h) For purposes of this Agreement, "Dissenting Shares" means shares of stock of SS&C (Connecticut) held as of the Effective Date by a shareholder who has delivered to SS&C (Connecticut) written notice demanding payment for his or her shares in accordance with Section 33-373 of the Connecticut General Statutes. Dissenting Shares shall not be converted into or represent the right to receive shares of SS&C (Delaware).

                   (i) After the effective date of the Merger, each holder of an outstanding certificate representing shares of SS&C (Connecticut) stock shall surrender the same to SS&C (Delaware) and each holder shall be entitled upon such surrender to receive certificates for the number of shares of SS&C (Delaware) stock on the basis provided herein. Until so surrendered, the outstanding shares of the capital stock of SS&C (Connecticut) converted into the capital stock of SS&C (Delaware) as provided herein, may be treated by SS&C (Delaware) for all corporate purposes as evidencing the ownership of shares of SS&C (Delaware), as though said surrender and exchange had taken place.

              FOURTH:   The terms and conditions of the Merger are as
         follows:

                   (a) The By-laws of SS&C (Delaware) as they shall exist on the effective date of the Merger shall be and remain the By-laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

                   (b) The directors and officers of SS&C (Delaware) immediately prior to the effective date of the Merger shall be the directors and officers of the Surviving Corporation as of the effective date of this Merger, and shall continue to hold office in accordance with the By-laws of the Surviving Corporation.

                   (c) The Merger shall become effective upon filing with the Secretary of the State of Delaware this Agreement, or a Certificate of Merger in lieu thereof, pursuant to Section 252 of the General Corporation Law of the State of Delaware and with the Secretary of the State of Connecticut a Certificate of Merger pursuant to Section 33-367 of the Connecticut General Statutes.

                   (d) Upon the effective date of the Merger, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of SS&C (Connecticut) shall be transferred to, vested in and devolved upon SS&C (Delaware) without further act or deed and all property rights, and every other interest of SS&C (Delaware) and SS&C (Connecticut) shall be as effectively the property of SS&C (Delaware) as they were of SS&C (Delaware) and SS&C (Connecticut), respectively. All rights of creditors of SS&C (Connecticut) and all liens upon any property of SS&C (Connecticut) shall be preserved unimpaired, and all debts, liabilities and duties of SS&C (Connecticut), including, without limitation, all liabilities and duties of SS&C (Connecticut) under the SS&C (Connecticut) 1993 Stock Option Plan and 1994 Stock Option Plan, each as amended, shall attach to SS&C (Delaware) and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. At any time, and from time to time, after the effective date of the Merger, the last acting officers of SS&C (Connecticut), or the corresponding officers of SS&C (Delaware), may, in the name of SS&C (Connecticut), execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other actions as SS&C (Delaware) may deem necessary or desirable in order to vest in SS&C (Delaware) title to and possession of any property of SS&C (Connecticut) acquired or to be acquired by reason of or as a result of the

         Merger herein provided for and otherwise to carry out the intents and purposes hereof, and the proper officers and directors of SS&C (Delaware) are fully authorized in the name of SS&C (Connecticut) or otherwise to take any and all such action.

                   (e) SS&C (Delaware) hereby (i) agrees that it may be served with process in the State of Connecticut in any proceeding for the enforcement of any obligation of SS&C (Connecticut) and in any proceeding for the enforcement of the rights of a dissenting stockholder of SS&C (Connecticut) pursuant to Section 33-373 of the Connecticut General Statutes; (ii) irrevocably appoints the Secretary of the State of Connecticut as its agent to accept service of process in any such proceeding and (iii) agrees that it will promptly pay to the dissenting shareholders of SS&C (Connecticut) the amounts, if any, to which they are entitled under the Connecticut General Statutes.

              FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Boards of Directors of the Constituent Corporations at any time prior to the date that the requisite certificates are filed in the office of the Secretary of the State of Delaware and the office of the Secretary of the State of Connecticut. This Agreement may be amended by the Boards of Directors of the Constituent Corporations at any time prior to the date on which the requisite certificates are filed in the office of the Secretary of the State of Delaware and the office of the Secretary of the State of Connecticut, provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either Constituent Corporation shall not (i) alter or change the amount or kind of shares, securities and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of stock of such Constituent Corporation.

              SIXTH:

                   (a) This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

                   (b) SS&C (Delaware) and SS&C (Connecticut) each agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement the transactions contemplated by this Agreement.

              IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by the President and attested to by the Secretary of each party hereto as the respective act, deed and agreement of each of said corporation, as of the date first written above.



                                       SS&C TECHNOLOGIES, INC.
         ATTEST:                         (a Delaware corporation)


              /s/ John A. Burgess           /s/ William C. Stone
         By: ---------------------     By: ----------------------
              John A. Burgess               William C. Stone
               Assistant Secretary           President


         [CORPORATE SEAL]




                                       SECURITIES SOFTWARE &
                                         CONSULTING, INC.
         ATTEST:                         (a Connecticut corporation)


              /s/ Helga M. Woods            /s/ William C. Stone
         By: ---------------------     By: ----------------------
              Helga M. Woods                William C. Stone
               Secretary                     President


         [CORPORATE SEAL]